Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of November 17, 2011 (the “Agreement”), by and between RENREN INC. (f/k/a Oak Pacific Interactive), an exempted company incorporated with limited liability in the Cayman Islands (“Seller”), on the one hand, and EXPEDIA ASIA PACIFIC – ALPHA LIMITED, an exempted company incorporated with limited liability in the Cayman Islands (“Buyer”), on the other hand.

WHEREAS, this Agreement sets forth the terms and conditions upon which Seller will sell to Buyer, and Buyer will purchase from Seller, 3,147,384 American Depository Shares of eLong, Inc. (the “Company”), each representing two ordinary shares of the Company (the “Shares”), for an aggregate of 6,294,768 Shares, par value $0.01 per share; and

In consideration of and reliance upon the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants contained herein, Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, an aggregate of 6,294,768 Shares (the “Sale Shares”), for a purchase price equal to $11.50 per Share (the “Purchase Price”), without interest or adjustment, free and clear of all liens, claims, options, proxies, voting agreements, charges and encumbrances of whatever nature (collectively, “Liens”), payable simultaneously with the execution of this Agreement (against delivery of the Sale Shares pursuant to Section 3 of this Agreement) by wire transfer in immediately available funds to the account specified by Seller on Schedule 1 to this Agreement, the receipt of which is hereby acknowledged by Seller.

2. Definitions. For purposes of this Agreement:

(a) an “affiliate” of a person shall mean any entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with such person; and

(b) “$” means United States Dollars.

3. Deliveries; Payment; Closing. Simultaneously with the execution of this Agreement, (i) Seller shall transfer and convey to Buyer, free and clear of all Liens, the Sale Shares, and deliver to Buyer a signed instrument of transfer in the form attached as Schedule 2 to this Agreement accompanied by (if applicable) a Share certificate or certificates (endorsed to Buyer), representing the number of Sale Shares, together with any documents (including without limitation broker’s transfer instructions) that, in the reasonable judgment of Buyer, are necessary to transfer and convey to, and vest in, Buyer good and valid title to the Sale Shares, free and clear of all Liens; and (ii) Buyer shall deliver to Seller the Purchase Price for the Sale Shares, delivered pursuant to Section 1 hereof and in accordance therewith. Notwithstanding anything in this Agreement to the contrary, the closing of the purchase and sale of Sale Shares shall take place simultaneously with the execution of this Agreement (the “Closing”) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019.

4. Representations and Warranties of the Seller. Seller represents and warrants to Buyer as follows:

(a) Seller has the necessary legal capacity, power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(b) This Agreement has been duly and validly authorized, executed and delivered by Seller and, assuming due authorization, execution and delivery by and on behalf of Buyer, constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms;

(c) As of the date hereof Seller is the owner, beneficially and of record, of the Sale Shares, free and clear of any Liens and will transfer at Closing to Buyer good and valid title to the Sale Shares free and clear of any Liens;

(d) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with any provision of the trust, charter or organizational documents or by-laws or comparable documents of Seller, (ii) result in the imposition of any Liens under, cause or permit the acceleration of any obligation under, or violate or conflict with the terms, conditions or provisions of, any note, indenture, security agreement, lease, guaranty, joint venture agreement, or other contract, agreement or instrument to which Seller is a party or by which Seller or any of the Sale Shares is bound, or (iii) result in a breach or violation by such Seller of any law, rule or regulation or any order, injunction, judgment or decree of any court, governmental authority or regulatory agency;

(e) There exists no restriction upon the sale and delivery to Buyer of the Sale Shares by Seller, nor is Seller required to obtain the approval of any person or entity or any court, governmental authority or regulatory agency to effect the sale of such Shares in accordance with the terms hereof;

(f) There are no claims for brokerage commissions or finder’s fees or agent’s commissions or other like payment in connection with this Agreement or the transactions contemplated hereby; and

(g) Seller has (i) timely paid all Taxes required to be paid by it with respect to the acquisition, ownership or disposition of the Sale Shares, and (ii) timely filed with the relevant governmental authority such Tax Returns required to be filed by it, and all such Tax Returns were true, correct and complete. The term “Tax” or “Taxes” means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, excess profits, franchise, profits, license, withholding, payroll, employment, unemployment social security, excise, severance, stamp, occupation, premium, property, disability, capital stock, capital gains or windfall profits taxes, customs duties or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and penalties, additions to tax or additional amounts imposed with respect thereto. The term “Tax Return” means any return, report, declaration, form, documentation, filing, claim for refund or information statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

5. Representations and Warranties of Buyer. The Buyer represents and warrants to Seller as follows:

(a) Buyer has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(b) This Agreement has been duly and validly authorized, executed and delivered by Buyer and, assuming due authorization, execution and delivery by and on behalf of Seller, constitutes a legal, valid and binding agreement of Buyer, enforceable in accordance with its terms; and

(c) There are no claims for brokerage commissions or finder’s fees or agent’s commissions or other like payment in connection with this Agreement or the transactions contemplated hereby.

6. Taxes. Seller shall make full and timely payment of any Taxes owed by the Seller in connection with the execution and performance this Agreement and the sale of the Sale Shares contemplated herein. Anything in the preceding sentence to the contrary notwithstanding, Seller shall be responsible for, and shall pay, any Taxes imposed with respect to the transfer of the Sale Shares.

7. Indemnification.

(a) Seller shall be liable to and shall indemnify, defend and hold Buyer and its affiliates (including the Company and its subsidiaries) and their respective successors and permitted assigns (each, a “Buyer Indemnified Party”) harmless from and against any and all claims, demands, actions, causes of action, judgments, damages, losses, liabilities, costs or expenses (each, a “Claim” and collectively, the “Claims”) which may be made or brought against a Buyer Indemnified Party or which it may suffer or incur as a result of, arising out of or relating to:

(i)	(x) any violation, contravention or breach of any covenant, agreement or obligation of Seller under or pursuant to this Agreement or (y) any inaccuracy or breach of, any representation or warranty made by Seller in this Agreement; or

(ii)	any Taxes imposed on Seller with respect to the acquisition, ownership or disposition of the Sale Shares, any Taxes imposed on or with respect to the Sale Shares with respect to any taxable period (or portion thereof) that ends on or prior to the date on which the Closing occurs, any Taxes for which Seller is responsible pursuant to Section 6 hereof, and any Taxes required to be withheld by Buyer and/or its affiliates (including the Company and its subsidiaries) from the Purchase Price.

(b) Upon obtaining knowledge thereof, any Buyer Indemnified Party (the “Indemnitee”) shall promptly notify Seller (the “Indemnitor”) in writing of any damage, claim, loss, liability or expense which the Indemnitee has determined has given or could give rise to a Claim under Section 7(a) hereof (a “Notice of Claim”). A Notice of Claim shall specify, in reasonable detail, the nature and estimated amount of any such Claim giving rise to a right of indemnification. The omission to so notify the Indemnitor shall not relieve the Indemnitor from any duty to indemnify, defend and hold harmless which otherwise might exist with respect to such Claim unless (and only to the extent that) the omission to notify prejudices the ability of the Indemnitor to exercise its right to defend provided in Section 7(d) hereof and results in a direct loss being incurred by the Indemnitor. The Indemnitor shall deliver or cause to be delivered to the Indemnitee copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Claim and timely notices of any hearing or other court proceeding relating to such Claim.

(c) If any Buyer Indemnified Party shall have a claim that Seller is liable for any Claims, the Buyer Indemnified Party seeking indemnification shall provide notice, within 90 days of its discovery of the Claim, of the nature and extent thereof, and Seller shall repay such Claim within 30 days thereafter or shall inform the Buyer Indemnified Party seeking indemnification that it is denying in good faith all or a portion of such Claim. If the Buyer Indemnified Party seeking indemnification disputes the denial of such Claim, it may thereupon proceed to enforce its rights under this Agreement.

(d) With respect to any Claim set forth in a Notice of Claim relating to a third party Claim, the Indemnitor may elect to defend, at its own expense, any such Claim; provided, however, the Indemnitor shall not settle or compromise any claim, suit or action against the Indemnitee without the written consent of the Indemnitee, and the Indemnitee, at the expense of the Indemnitor, shall have the right to participate in the defense of any such third party Claim. The Indemnitee shall make available to the Indemnitor and its representatives all records and other materials reasonably required by them for use in contesting any third party Claim and shall cooperate reasonably with the Indemnitor and its representatives in the defense of all such Claims. If the Indemnitor does not so elect to defend any such third party Claim, the Indemnitee may so elect, but shall have no obligation to do so. It is agreed and understood that Indemnitor shall have the right to be informed of and consulted with in respect of any communications of Indemnitee with governmental taxing authorities forming the basis of any Claim.

8. Miscellaneous.

(a) Except as otherwise set forth in Section 7 hereof, all fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses.

(b) Without limiting the other terms of this Agreement, after the Closing, Seller shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer that may be required to convey and deliver the Sale Shares to Buyer and to perfect Buyer’s title thereto and to accomplish the transactions contemplated by this Agreement.

(c) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but may only be amended by an instrument in writing signed by each of the parties hereto.

(d) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their directors, officers, trustees, executors, heirs, legal representatives, successors and assigns. Seller may not and shall not assign its obligations hereunder and any assignment in violation of this sentence shall be void. Buyer may at its option assign this Agreement, including without limitation its indemnification rights hereunder, to any of its affiliates (including eLong and its subsidiaries). Except for the rights to indemnification by the Buyer Indemnified Parties pursuant to Section 7 hereof, nothing contained in this Agreement shall be deemed to give rise to any right in a person not a party hereto (other than any assignee of Buyer) or in Seller or Buyer on behalf of any such person to seek enforcement of, or damages arising out of any alleged default with respect to, any provisions of this Agreement.

(e) All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the delivery of the Sale Shares.

(f) This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.

(g) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflict of laws principles thereof.

(h) All notices and other communications under this Agreement shall be in writing and delivery thereof shall be deemed to have been made either (i) one business day after such notice shall have been deposited with a nationally-recognized overnight courier service, or (ii) when delivered by hand or transmitted by facsimile transmission, to the party entitled to receive the same at the address or facsimile number indicated below or at such other address or facsimile number as such party shall have specified by written notice to the other parties hereto given in accordance herewith:

(i)	if to Seller, addressed to:

Renren Inc.

23/F, Jing An Center

No. 8 North Third Ring Road East

Chaoyang District, Beijing 100028, PR China

Attn.: Du Yue

Vice President for Business Development

(ii)	if to Buyer, addressed to:

Expedia Asia Pacific – Alpha Limited

c/o Expedia, Inc.

333 108th Avenue, N.E.

Bellevue, Washington 98004

Attn.: Office of the General Counsel

Telecopy No.: (425) 679-7251

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn.: Ante Vucic, Esq.

Telecopy No: (212) 403-2000

(i) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(j) Each of Buyer and Seller hereby irrevocably consents and agrees that any legal action or proceeding against it or any of its assets with respect to any of the obligations arising under or relating to this Agreement shall be brought by Buyer or by Seller exclusively in any state or federal court sitting in the State of Delaware (each, a “Delaware Court”), and by execution and delivery of this Agreement, Buyer and Seller hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, the exclusive jurisdiction of the aforesaid courts and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any action therein. Each party hereto agrees that the summons and complaint or any other process in any action may be served by notice given in accordance with this Agreement, or as otherwise permitted by law. Each party hereto irrevocably waives the right to trial by jury.

[Signature Pages Follow]

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed on the date first above written.

RENREN INC.

By:	/s/ Joseph Chen
Name: Joseph Chen
Title: Chief Executive Officer

EXPEDIA ASIA PACIFIC – ALPHA LIMITED

By:	/s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Director

Schedule 1

Wire Instructions

Schedule 2

[Form C to the Schedule to the Articles of Association of eLong, Inc. (as referenced in Article 66)]

INSTRUMENT OF TRANSFER OF SHARES

FOR VALUE RECEIVED Renren Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Transferor”), HEREBY IRREVOCABLY SELLS, ASSIGNS AND TRANSFERS to Expedia Asia Pacific-Alpha Limited, an exempted company incorporated with limited liability in the Cayman Islands of 5th Floor, Dina House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong (“Transferee”), 3,147,384 American Depository Shares of eLong, Inc. (the “Company”), each representing two ordinary shares of the Company, for an aggregate of 6,294,768 ordinary shares of par value US$0.01 each (the “Transferred Shares”) and the Transferee hereby accepts the transfer of the Transferred Shares and consents to the inclusion of the name of the Transferee in the register of members of the Company in respect of the Transferred Shares.

Dated:

(Transferor)

In the presence of:

(Witness)

(Transferee)

In the presence of:

(Witness)